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Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form S-8 of Encision, Inc. of our report dated April 23, 2004 relating to the balance sheet for Encision, Inc. as of March 31, 2004, and the related statements of operations, cash flows and changes in stockholders' equity for the year ended March 31, 2004, which report appears in the March 31, 2004 Annual Report on Form 10-KSB of Encision, Inc.

/S/ GORDON, HUGHES AND BANKS, LLP

Greenwood Village, Colorado
November 1, 2004

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INDEPENDENT AUDITOR'S CONSENT